Exhibit 99.1

OptimizeRx Aligned With Pharma Across Fast Growing Specialty Therapeutic Areas

-Continued focus on building and closing pipeline of enterprise solutions across oncology, cardiology and immunology

ROCHESTER, Mich. – June 15, 2021 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, discusses aspects of the Company’s 2021 strategic operating plan which has been aligned with the pharma industry’s market sizing opportunity across fast growing specialty therapeutic areas.

“We continue to align our enterprise platform in support of our customers’ growing needs. In particular, supporting pharma’s engagement across specialty therapeutic areas such as oncology, immunology and cardiology has been a strategic imperative. We have seen a 600% rise in customer engagement in those three specialty areas in the last two years, which will make up at least 50% of our revenue going forward.

“We also have a stellar team of business development professionals working closely to secure additional partnerships and technology integrations with digital channels used by healthcare professionals beyond the EHR – scaling omni-channel connectivity at point-of-care. Our tech-first approach to focusing on the pain points of care delivery gives us a very compelling position in the market with all our stakeholders: patients, physicians and pharma.” commented Will Febbo, CEO.

In its May 2021 study, The IQVIA Institute noted:

•	Specialty medicines now account for 53% of spending, up from 27% in 2010, driven by innovation and growth in oncology, immunology, and other specialty therapeutic areas such as cardiology.
•	Patient costs represent a substantial amount: $77 billion in 2019. This value accounts for $14 billion in savings for patients as a result of manufacturer coupons (including the use of manufacturer-provided pre-paid debit cards).

Steve Silvestro, Chief Commercial Officer noted, “We have seen significant year-over-year growth in our pipeline in the areas of oncology, immunology and cardiology alone, which indicates a sustained need in the market. In 2020, 24% of our revenue came from those three specialty areas, and interest in those areas is still trending upwards. Currently, 43% of our pipeline is comprised of oncology, immunology and cardiovascular programs. We are excited to see the innovations made to our enterprise platform in the last two years continue to bear fruit. We are seeing a strong demand for our existing portfolio of diverse solutions, and we are letting our customers’ needs be the driving force for innovation.”

The Company recently announced its omni-channel platform reach expansion at point of care to over 50% of oncologists in the U.S. That complements its 86% reach to cardiologists in the nation, and the growing 45% reach to immunologists.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and in section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com